As filed with the Securities and Exchange Commission on May 21, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________
BMC STOCK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-4687975 (I.R.S. Employer Identification No.)

BMC Stock Holdings, Inc.
8020 Arco Corporate Drive, Suite 400
Raleigh, North Carolina 27617
(919) 431-1000
(Address of Principal Executive Offices, Zip Code)

BMC Stock Holdings, Inc. 2020 Incentive Compensation Plan
(Full title of the plan)

Timothy D. Johnson
Executive Vice President and General Counsel
BMC Stock Holdings, Inc.
8020 Arco Corporate Drive, Suite 400
Raleigh, North Carolina 27617
(919) 431-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Krista P. Hanvey, Esq.
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue Suite 2100
Dallas, TX 75201
(214) 698-3100
_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,650,000	$20.17(2)	$53,450,500(2)	$6,938(2)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also shall cover any additional shares of Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common Stock reported on the New York Stock Exchange on May 14, 2020.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.     Plan Information

Not required to be filed with this registration statement.
Item 2.     Registrant Information and Employee Plan Annual Information*
Not required to be filed with this registration statement

*Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Certain Documents by Reference.
The following documents, which have heretofore been filed by BMC Stock Holdings, Inc. (the “Company”) with the Commission pursuant to the Securities Act, and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 27, 2020;

(b)	the Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2020, filed on May 5, 2020;

(c)	the Current Report on Form 8-K filed with the Commission on May 15, 2020; and

(d)
the Description of the Registrant’s Securities filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 27, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K (and corresponding information furnished under Item 9.01 or included as an exhibit thereto) that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
 Not applicable.
Item 6.     Indemnification of Directors and Officers.
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
The Company’s bylaws provide that it must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, if and to the extent required by the DGCL, such an advance shall be made only upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified therefor.
The Company has entered into indemnification agreements with each of its current directors and executive officers. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.     Exemption from Registration Claimed.
 Not applicable.
Item 8.     Exhibits.

See exhibits listed under the Exhibit Index below.
Item 9.     Undertakings.
1.    The Company hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.    The Company hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 1, 2018 in Commission File No. 001-36050).

4.2	Bylaws of BMC Stock Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2018 in Commission File No. 001-36050).
5.1	Opinion of Gibson, Dunn & Crutcher LLP (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages hereof).
99.1	BMC Stock Holdings, Inc. 2020 Incentive Compensation Plan (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 21, 2020.

BMC STOCK HOLDINGS, INC.
(Registrant)
By:	/s/ James F. Major, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David E. Flitman, James F. Major, Jr. and Timothy D. Johnson, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, in connection with the Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing power of attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David E. Flitman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2020
David E. Flitman

/s/ James F. Major, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting officer)	May 21, 2020
James F. Major, Jr.

/s/ David Bullock	Director and Chairman of the Board	May 21, 2020
David Bullock

/s/ Mark Alexander	Director	May 21, 2020
Mark Alexander

/s/ Cheemin Bo-Linn	Director	May 21, 2020
Cheemin Bo-Linn

/s/ Cory J. Boydston	Director	May 21, 2020
Cory J. Boydston

/s/ Henry Buckley	Director	May 21, 2020
Henry Buckley

/s/ David L. Keltner	Director	May 21, 2020
David L. Keltner

/s/ Michael Miller	Director	May 21, 2020
Michael Miller

/s/ James O’Leary	Director	May 21, 2020
James O’Leary

/s/ Carl R. Vertuca, Jr.	Director	May 21, 2020
Carl R. Vertuca, Jr.